UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2015
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468		91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document, including the answers to questions 1, 2, 4, 6, 7, 8 and 9 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, changes in energy prices, liquidity constraints, political changes, changes in foreign currency rates, or the creditworthiness of our customers.

SELECTED INQUIRIES RECEIVED THROUGH NOVEMBER 6, 2015

1.    Target employee growth: What are the factors that influence your decisions to grow the headcount, broadly and in specific regions? Is there a target business size or “right size” in terms of headcount?

No, there is no “right size” in terms of headcount.

Because our business is a service-based business and each of our customers has unique and independent requirements, there is no established target headcount. While we do have productivity targets that we monitor on a monthly basis by department, those targets are not fixed. Instead those targets are used to help our managers make wise decisions.

We make changes to headcount based on an increase or decrease in business, or because of a decision to invest in a market or service.

One of the great things about the Expeditors business model is that our incentive bonus program directly ties the compensation of our staff members to their ability to effectively maintain and grow net revenues and manage expenses. Our largest expense outside of carrier costs is personnel and therefore it receives a great deal of attention. That attention is focused on customer service, process improvement and innovation, not simply on how to reduce the overall costs (headcount) associated with payroll. It is important to also know that we are focused on the long-term development of our people. For those who know us, you will recall we adopted a no-layoff policy during the so called “Great Recession” in 2009 and 2010.

To effectively manage our business, we need to understand the requirements of each of our customers and ensure that we have the appropriate team assigned and available to meet that customer's needs. We must also allow proper time for our people to participate in training opportunities to further enhance their skills and abilities as well as time off to enjoy their families and other activities. And finally, we must always focus on opportunities to drive additional efficiencies, while at the same time work to increase levels of employee and customer satisfaction.

2.    Are you seeing general wage inflation and if so, to what degree?

We are global in scope and inflation varies by country. Overall we are seeing some wage inflation in selective markets, but not above expected levels. When considering our response to this question, one must understand our compensation philosophy that:

1.	Encourages each manager to think and act as an entrepreneur;

2.	Establishes compensation levels that are not perceived as being arbitrary;

3.	Provides financial rewards that are team-oriented; and

4.	Closely aligns the interests of the individual employee with the goals of the Company and to the interests of our shareholders.

This compensation model is highly variable as we offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating income generated by the business unit under his or her control. The primary way our people can grow their compensation is to grow the operating income of their business unit and the cumulative Company’s profits.

3.    How many shares remain in the current share buyback authorization?

On August 4, 2015, the Board of Directors authorized management to reduce issued and outstanding stock to 180 million shares of common stock under the Discretionary Stock Repurchase Plan. At November 2, 2015, the number of shares outstanding of Common Stock was 186,413,350. Please refer to Part II. Item 2 of our third quarter Form 10-Q filed on November 5, 2015.

4.    What is the biggest risk in your opinion to (double-digit) earnings growth targets?

While we are not economists, we continue to see potentially impactful geo-economic and political issues that could be disruptive beyond what is expected. Any significant decline in economic conditions in one or more geographic regions could impact global trade as a whole. For our part, we will continue to execute according to our strategic plan and stay focused on delivering world class customer service with improved operating efficiencies.

5.    How did October air and ocean freight volumes do?

At this time final numbers are not yet available.

6.    We note that gross yields are the highest since 1H:09. How much of the recent strength is due to more favorable spot buy rates relative to sell rates? How much of that is due to increased productivity or better service rendered to your customers? How likely is it that gross yields will revert in the near future?

Thank you for recognizing this. Our people have executed at a very high level over the last several quarters and continue to be very aligned and focused on our strategic initiatives.

Both air and ocean volume growth slowed during the 2015 third quarter, and overall average sell rates were lower as a result of softer market conditions. Nevertheless, our pricing strategies, combined with favorable spot market buying opportunities, led to improved yields. This change was more significant in buy rates than in sell rates.

7.    Net operating margins were also very high, and well above your targets for 30%+. Do you view current levels as sustainable?

Many years ago we believed it would be difficult to maintain net operating margins over 25%. So our view on this important comprehensive measurement is focused on incremental continuous improvement over time. Our biggest opportunity for improvement is driving additional efficiencies in our operations by using technology whenever possible; by designing consistent and stable processes; and by carrying out this work with an educated and motivated work force. As we've said many times before, we believe we have shown that the best people in the industry work at Expeditors.

8.    Given that both gross yields and net operating margins are near historical highs, where do you see possibility for continued earnings growth to come from, both in the short and the long term?

We do appreciate the question and we think about this in relation to our current operating results, strategic initiatives and economic conditions. We also recognize that we are not very good at making predictions about short-term or long-term results, so we won’t go there. In the short-term, we do believe our customers and service providers will, as they always do, adjust to current market conditions based on their strategies and financial performance. While we believe that our customers do focus on price, we also believe they are focused on service, and when customers focus on service, we tend to do very well. This quickly gets us back to the things we can control - exceptional customer service and focus on executing our strategic initiatives. Over the long-term, we believe that the relentless pursuit of these programs will drive value for our customers, employees and shareholders.

9.    How does industry consolidation within your peer group affect your business? Have you seen share gains from competitors recently due to consolidation activity?

As we noted in our recent earnings release, we remain focused on the organic growth of our people, systems and business. This is not the first time that we have made a decision to stay with our organic growth model. The reason we have made this choice is that it allows us to remain focused on our customers, service providers and employees and by doing so we are able to provide the best value and results for our shareholders. Our sales efforts are targeted on business opportunities that are aligned with our strategic initiatives and tactical plans.

10.    We read in your Q that North Asia airfreight export tonnage increased 14% y/y in 3Q, which seems well ahead of the market. What are the drivers for the growth in volumes? How much of this do you estimate is due to your strategic initiatives?

While we believe our strategic initiatives benefited us here, we attribute this particular increase to several factors, the largest being activity in the electronics/technology industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

November 9, 2015	/s/ JEFFREY S. MUSSER
Jeffrey S. Musser, President, Chief Executive Officer and Director

November 9, 2015	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer